Exhibit 99.1

August 8, 2019 : 04:15PM EST

Air Industries Group Announces Financial Results for Three and Six Months Ended June 30, 2019, Increases 2019 Full Year Financial Guidance and Investor Conference Call Monday August 12 at 4:30pm

Bay Shore, NY -- (Business Wire) – August 8, 2019– Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors announced today its results for the three and six months ended June 30, 2019. As discussed below, the Company’s financial results from continuing operations reflect significant improvement as compared to the respective prior periods.

Highlights From Continuing Operations for the Three Months Ended June 30, 2019.

●	Consolidated net sales from continuing operations for the three months ended June 30, 2019 were $ 13.4 million increasing $ 2.4 million or 21.8% compared to net sales of $11.0 million for the three months in 2018.

●	Consolidated gross profit was $ 2.2 million increasing $ 700,000 or 46.7% compared to $ 1.5 million for the three months in 2018. Gross profit as a percentage of sales increased to 16.4% for 2019 compared to 13.6% in 2018.

●	Operating expenses were $ 2.0 million decreasing $ 200,000 or 9.1% compared to $ 2.2 million for the three months in 2018.

●	Income from operations improved by $ 868,000. Operating income was $ 219,000 compared to an operating loss of $ 649,000 for the three months in 2018.

●	Interest and financing costs were $ 992,000 compared to $ 860,000 for the three months in 2018.

Highlights From Continuing Operations for the Six Months Ended June 30, 2019.

●	Consolidated net sales from continuing operations for the six months ended June 30, 2019 were $27.2 million increasing $ 4.3 million or 18.8% compared to net sales of $ 22.9 million for the six months in 2018.

●	Consolidated gross profit was $ 4.5 million increasing $ 1.0 million or 28.6% compared to $ 3.5 million for the six months in 2018. Gross profit as a percentage of sales increased to 16.5% in 2019 compared to 15.3% for 2018.

●	Operating expenses were $ 4.0 million decreasing $ 600,000 or 13.0% compared to $ 4.6 million for the six months in 2018. Included in operating expenses for 2019 was $ 365,000 of stock compensation expense, a non-cash expense, relating to stock option awards and payment of Directors fees compared to $ 225,000 for 2018.

●	Income from operations improved by $ 1.3 million. Operating income was $ 156,000 compared to an operating loss of $ 1,148,000 for the six months in 2018.

●	Interest and financing costs were $ 2.0 million compared to $ 1.6 million for the six months ended in 2018. Cash interest paid for the six months in 2019 was $ 760,000 million, compared to $ 840,000 for the six months in 2018.

●	Adjusted EBITDA for the six months ended June 30, 2019 was $ 2.5 million Adjusted EBITDA is a non-GAAP financial measure, which is reconciled to the most directly comparable GAAP financial measure and more fully defined in the table below at the end of this press release.

●	New business awards for 2019 through June are nearly 150% ahead of the prior year.

●	At June 30, 2018, the Company had fully funded customer backlog of over $100 million.

The financial highlights from continuing operations exclude the results of the divesture of Welding Metallurgy Inc. (“WMI”) which occurred in December 2018 and the closure of Eur-Pac and its subsidiary ECC (“Eur-Pac”) which occurred in March 2019. Consolidated GAAP net loss during the three months ended was $735,000 and for the six months ended was $1,658,000.

Increased Fiscal 2019 Financial Guidance

The Company believes that market conditions for the Company’s products remain healthy. In light of strong demand from its customers which is anticipated to continue, the Company now expects fiscal 2019 sales from continuing operations to exceed $50.0 million which is above its previously issued sales guidance of sales in excess of $44.5 million. In addition, as a result of better year-to-date operating performance and ongoing expected improvements, the Company now expects Adjusted EBITDA for fiscal 2019 to approximate $4.0 million to $4.5 million as compared to its prior guidance of $3.0 million to $3.5 million.

CEO Commentary

Mr. Lou Melluzzo, CEO of Air Industries said, “Our results for the second quarter of 2019 validate the successful strategies we have implemented. Sales and gross profit significantly exceeded the prior year, and we are effectively managing our operating expenses.

The performance of our Connecticut operations dramatically improved, with sales increasing 31% for the second quarter and 23% for the six months compared to 2018. For the six months ended June, EBITDA at Sterling increased by nearly 50% compared to the prior year.

We are very confident of the continued progress of our operations. As demonstrated by the strong demand for our product, and the numerous operational improvements that we have made and continue to make. We have confidence that fiscal 2019 is going to be a successful turnaround year.”

Reconciliation of Adjusted EBITDA

Calculation of EBITDA from Continuing Operations

For the Six Months Ended June 30, 2019
Net Loss	$(1,730,000)
Add-backs to EBITDA
Interest Expense & Bank Charges	2,156,000
Depreciation & Amortization	1,433,000
Income Taxes	1,000
EBITDA	1,860,000
Add-backs to Adjusted EBITDA
Stock Compensation	365,000
Lease Impairment	275,000
Adjusted EBITDA	$2,500,000

Additional information about the Company can be found in its filings with the SEC.

Investor Conference Call

Management will host a conference call on Monday August 12, 2019 at 4:30PM EST.

Conference Toll-Free Number 1-800-309-1256

Passcode – 065 394

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices, which are not currently ascertainable.

Contact Information

Air Industries Group

631-328-7078

ir@airindustriesgroup.com

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